FOR RELEASE November 15, 2011 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports First Quarter Fiscal Year 2012 Results;
Teleconference and Webcast to be held on November 15, 2011

CRANBURY, NJ – November 15, 2011 – Palatin Technologies, Inc. (NYSE Amex: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its first quarter ended September 30, 2011. Palatin reported a net loss of $3.4 million, or $(0.10) per basic and diluted share, for the quarter ended September 30, 2011, compared to a net loss of $4.6 million, or $(0.39) per basic and diluted share, for the same period in 2010.

The decrease in net loss for the quarter ended September 30, 2011, compared to the same period last fiscal year, is the result of Palatin’s previously announced strategic decision to reduce staffing levels and to focus resources and efforts on clinical trials of bremelanotide and preclinical development of an inhaled formula of PL-3994 and a new peptide drug candidate for sexual dysfunction.  The decrease in net loss per share was also significantly impacted by the higher number of shares outstanding in the quarter ended September 30, 2011 compared to the same period last fiscal year due primarily to the sale of shares of stock in March 2011.

REVENUE
Revenues for the quarter ended September 30, 2011 were $27,000, compared to $216,000 for the same period in 2010, reflecting the decrease in revenue recognized under Palatin’s agreements with AstraZeneca AB.

COSTS AND EXPENSES
Total operating expenses for the quarter ended September 30, 2011 were $3.4 million, compared to $4.8 million for the comparable quarter of 2010. The decrease in operating expenses for the quarter is the result of Palatin’s previously announced strategic decision to reduce staffing levels and to focus resources and efforts on clinical trials of bremelanotide and PL-3994 and preclinical development of an inhaled formula of PL-3994 and a new peptide drug candidate for sexual dysfunction.

CASH POSITION
Palatin’s cash and cash equivalents were $14.9 million as of September 30, 2011, compared to $18.9 million at June 30, 2011, with current liabilities of $1.7 million as of September 30, 2011 compared to $2.8 million as of June 30, 2011.

Palatin believes, based on its current operating plan, that its cash and cash equivalents will be sufficient to fund its operations through at least calendar year 2012.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on November 15, 2011 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-256-1007 (domestic) or 1-913-312-1466 (international), pass code 3249586. The webcast and replay

-More-

can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 3249586.  The webcast and telephone replay will be available through November 22, 2011.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential.  Palatin's strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at http://www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, clinical trials and clinical trial results, collaborations with others, potential collaborations or agreements on its product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the Food and Drug Administration and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Carney Noensie, Burns McClellan
Vice President, Investor Relations
Tel: (212) 213-0006 / cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Statement of Operations

(unaudited)

	Three Months Ended September 30,
	2011	2010

REVENUES	$ 27,217	$ 216,147

OPERATING EXPENSES:
Research and development	2,284,383	3,452,762
General and administrative	1,109,382	1,381,776
Total operating expenses	3,393,765	4,834,538

Loss from operations	(3,366,548)	(4,618,391)

OTHER INCOME (EXPENSE):
Investment income	15,040	20,375
Interest expense	(2,973)	(2,304)
Total other income, net	12,067	18,071

NET LOSS	$ (3,354,481)	$ (4,600,320)

Basic and diluted net loss per common share	$ (0.10)	$ (0.39)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	34,900,591	11,730,308

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Balance Sheets

(unaudited)
	September 30, 2011	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 14,883,613	$ 18,869,639
Accounts receivable	-	131,149
Prepaid expenses and other current assets	403,062	261,947
Total current assets	15,286,675	19,262,735

Property and equipment, net	1,050,329	1,305,331
Restricted cash	350,000	350,000
Other assets	155,069	254,787
Total assets	$ 16,842,073	$ 21,172,853

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations	$ 30,078	$ 34,923
Accounts payable	336,206	496,908
Accrued compensation	-	374,094
Unearned revenue	18,888	46,105
Accrued expenses	1,271,970	1,854,007
Total current liabilities	1,657,142	2,806,037

Capital lease obligations	36,775	42,186
Deferred rent	100,589	132,855
Total liabilities	1,794,506	2,981,078

Stockholders' equity:
Preferred stock of $.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of September 30, 2011 and June 30, 2011, respectively	50	50
Common stock of $.01 par value – authorized 100,000,000 shares; issued and outstanding 34,900,591 as of September 30, 2011 and June 30, 2011, respectively	349,006	349,006
Additional paid-in capital	240,043,099	239,832,826
Accumulated deficit	(225,344,588)	(221,990,107)
Total stockholders’ equity	15,047,567	18,191,775
Total liabilities and stockholders’ equity	$ 16,842,073	$ 21,172,853